SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                           Amendment No. 1 to Form 8-K

                                       on

                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 28, 2004


                         Telesource International, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                    0-2564                 59-3671568
(State or other jurisdiction of       (Commission           (I.R.S. Employer
 incorporation or organization)       File Number)         Identification No.)

                               860 Parkview Blvd.
                             Lombard, Illinois 60148
               (address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (630) 620-4787

                                EXPLANATORY NOTE

This Amendment to our Current Report on Form 8-K dated July 22, 2004 is being filed to amend and replace Item 4 of the Current Report on Form 8-K.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     KPMG LLP was previously the principal accountants for Telesource International, Inc (the "Company"). On July 28, 2004, that firm resigned and LJ Soldinger Associates, LLC was engaged as principal accountants. The decision to change accountants was approved by the Audit Committee of the Board of Directors.

     In connection with the audits of the two fiscal years ended December 31, 2003, and through the date of KPMG LLP's resignation on July 28, 2004, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG LLP's satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit report of KPMG LLP on the consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2003 and 2002 did not contain any adverse opinion or disclaimer of opinion, and such audit report was not qualified or modified as to audit scope or accounting principles. However, the audit report for the years ended December 31, 2003 and 2002 included an emphasis paragraph pertaining to matters that raised substantial doubt about the Company's ability to continue as a going concern.

During the two fiscal years ended December 31, 2003 and 2002 and the subsequent interim period from December 31, 2003 to August 10, 2004, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K, except as follows. In connection with their audit of the Company's December 31, 2003 consolidated financial statements, KPMG LLP communicated certain matters to the Company involving internal controls that they considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants. A reportable condition is an internal control weakness that represents a significant deficiency in the design or operation of internal control which could adversely affect an organization's ability to record, process, summarize and report financial data consistent with management's assertions in the financial statements. These reportable conditions concerned matters relating to:

     o The quarterly and year-end closing procedures did not provide information on a timely basis in order to meet financial reporting requirements, namely, the financial statements required by the quarterly Form 10-Q and the annual Form 10-K.

     o The monthly monitoring process for certain projects in Saipan did not provide accurate project information on a timely basis for financial reporting purposes.


The Company has authorized KPMG LLP to respond fully to the inquiries of LJ Soldinger Associates, LLC concerning the subject matter of the reportable events described above.

Management and the Audit Committee are in the process of remediating the reportable conditions through the following actions:

     o centralized our United States regional finance organization, with direct reporting responsibilities to the Chief Financial Officer;

     o hired additional qualified and experienced personnel, specifically in finance, including a controller located in our main operations area of the Western Pacific; and

     o    established training plans for personnel.

The Company has not consulted with LJ Soldinger Associates, LLC during the last two fiscal years ended December 31, 2003, 2002 or during the subsequent interim period from January 1, 2004 through and including July 28, 2004, on either the application of accounting principles to a specific transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any of the reportable events described above.

The Company has requested KPMG LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether KPMG LLP agrees with the statements made above by the Company. The letter is included with this filing.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit No.       Description
-----------       -----------

16.2              Letter of KPMG LLP



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Telesource International, Inc.

Date:  August 16, 2004                    By  /s/ Bud Curley
                                              --------------------------------
                                              Name:  Bud Curley
                                              Title: Chief Financial Officer



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